Chanticleer Holdings Announces Second Quarter 2012 Financial Results

CHARLOTTE, N.C., August 13, 2012 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) ("Chanticleer" or the "Company"), a minority owner in the privately-held parent company of the Hooters® brand, Hooters of America ("HOA"), and a franchisee of international Hooters® restaurants, announced today its financial results for the second quarter and first six months ended June 30, 2012.

Financial Highlights

•	Chanticleer reported record revenue of $1.7 million for the second quarter, an increase of 54% as compared to pro forma revenue of $1.1 million for the same period in 2011.

•	Chanticleer reported record revenue of $3.1 million for first six months of 2012, an increase of 23% as compared to pro forma revenue of $2.5 million for the same period in 2011.

•	In aggregate, total revenues among Chanticleer's four South Africa Hooters locations grew by 22.7% on a sequential quarter-over-quarter basis.

•	Chanticleer completed in June an $11,000,000 secondary public offering with a simultaneous up-listing to the NASDAQ.

Mike Pruitt, President and CEO of Chanticleer, commented, "Our most recent international Hooters restaurant which opened in February 2012 in the Emperor's Palace Casino in South Africa, which had a net cost to open of approximately $700,000, has been a tremendous success. In just the first 4 1/2 months of operation, it generated revenue of approximately $1.1 million and operating income of approximately $180,000, or 16% of revenue. With the recent successful completion of our $11 million secondary public offering, we are now positioned to continue our plan of taking the iconic Hooters restaurant brand to our exclusive international franchise territories."

1

Outlook:

Mr. Pruitt remarked, “We have exciting things happening in the second half of 2012 and beyond. As previously announced, our new Hooters in Budapest, Hungary will open to the public on August 27, 2012. Our planned location in Surfers Paradise, Australia is currently under construction and will open by year-end. New Hooters openings in 2012 will total four, increasing our number of international Hooters locations to seven. We will continue to focus on opening new Hooters branded restaurants in our exclusive international franchise territories and plan to have at least 12 units opened by the end of 2013. We envision Chanticleer Holdings could grow to have more than 75 Hooters locations in our current exclusive international markets."

Second Quarter 2012 Results:

For the second quarter ended June 30, 2012, total revenue increased to $1.7 million, compared to total revenue of $32,830 in the second quarter of 2011. This growth is attributable to gaining majority ownership in our first three South African restaurants on September 30, 2011, at which point we began to consolidate our South African Hooters operations, effective October 1, 2011.

Total revenue of $1.7 million during the second quarter of 2012 increased by 54% as compared to the year ago period’s pro forma revenue of $1.1 million. Total revenue of $3.1 million for the 6 months ending June 30, 2012 increased by 23% over the year ago period’s pro forma revenue of $2.5 million. On an unaudited basis, pro forma results of operations for the three and six months ended June 30, 2011 are results as if the Company had acquired majority ownership of the first three South African Hooters restaurants on January 1, 2011. Revenue growth was also attributable to one new restaurant opening in Cape Town South Africa in June 2011, which increased the number of operational restaurants in South Africa to three.

Q2 2012 revenue from our South African locations increased 23% sequentially over Q1 2012, primarily due to our new Hooters location in the Emperor’s Palace Casino in South Africa being operational for the entire quarter. For the three and six months ended June 30, 2012, South Africa locations’ EBITDA margin was 14.6% and 13.7%, respectively.

The Company reported a net loss of ($0.49) per share in Q2 2012 as compared to a net loss of ($0.18) per share in the year ago, and a pro forma loss of ($0.13) per share in Q2 2011. The increase in loss per share is attributable to an increase in general and administrative expenses, and interest expense. The increase G & A expense was due to increased consulting fees for our Brazil and Hungary territories, an increase in investor relations related fees, and a one-time non-recurring expense of approximately $112,000 attributable to our $11 million public offering. Going forward in 2012, we expect our G & A expenses to stay relatively flat and our interest expense to decrease significantly.

2

In June 2012, the Company successfully completed an $11 million secondary public offering, where the company received net proceeds of approximately $10.1 million before expenses. We have used a portion of this capital to pay off substantially all of our existing debt, with the substantial remainder of capital to be used to open new Hooters restaurants in South Africa, Brazil, Hungary, Australia and Europe.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDA also excludes pre-opening costs for our restaurants. EBITDA is not a measure of performance defined in accordance with GAAP. However, EBITDA is used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the company's financial results.

EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Chanticleer Holdings is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns all or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part five Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor’s Palace in South Africa; and Campbelltown, Australia.

In 2011, Chanticleer and a group of noteworthy private equity investors, which included H.I.G. Capital, KarpReilly, LLC and Kelly Hall, president of Texas Wings Inc., the largest Hooters franchisee in the United States, acquired Hooters of America (HOA), a privately held company. Today, HOA is the franchisor and operator of over 430 Hooters® restaurants in 27 countries. Chanticleer maintains a minority ownership stake in HOA and its CEO, Mike Pruitt, is also a member of HOA's Board of Directors. For further information, please visit www.chanticleerholdings.com or www.hooters.com and follow us on Twitter at @ChantHoldings or @Hooters.

3

Safe Harbor Statement

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statement of historical fact (including statements containing the words "believes," "plans," "anticipate," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events. Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

4

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenue:
Restaurant sales, net	$1,654,829	$-	$3,003,816	$-
Management fee income - non-affiliates	25,000	25,000	50,000	441,667
Management fee income - affiliates	6,698	7,830	6,698	32,476
Total revenue	1,686,527	32,830	3,060,514	474,143
Expenses:
Restaurant cost of sales	606,221	-	1,102,770	-
Restaurant operating expenses	711,808	-	1,327,578	-
Restaurant pre-opening expenses	25,000	-	91,120	-
General and administrative expense	656,596	259,766	1,137,868	484,224
Depreciation and amortization	127,087	2,512	235,699	5,061
Total expenses	2,126,712	262,278	3,895,035	489,285
Earnings (loss) from operations	(440,185)	(229,448)	(834,521)	(15,142)
Other income (expense)
Equity in earnings (losses) of investments	(33,348)	6,461	(43,886)	11,564
Realized gains from sales of investments	-	361	-	19,991
Interest income	-	-	-	4,540
Miscellaneous income	-	-	-	476
Interest expense	(201,550)	(3,927)	(378,768)	(22,686)
Total other income (expense)	(234,898)	2,895	(422,654)	13,885
Net earnings (loss) before income taxes	(675,083)	(226,553)	(1,257,175)	(1,257)
Provision for income taxes	47,327	-	51,143	-
Net earnings (loss) before non-controlling interest	(722,410)	(226,553)	(1,308,318)	(1,257)
Non-controlling interest	(10,971)	566	6,824	977
Net earnings (loss)	(733,381)	(225,987)	(1,301,494)	(280)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities (none applies to non-controlling interest)	(132,021)	(38,209)	(237,639)	(52,209)
Foreign translation income (loss)	(4,193)	-	(5,472)	-
Other comprehensive income (loss)	$(869,595)	$(264,196)	$(1,544,605)	$(52,489)

Net earnings (loss) per share, basic and diluted	($0.49)	($0.18)	($0.52)	$0.00
Weighted average shares outstanding	1,502,418	1,230,487	2,498,882	1,129,124

5

Unaudited Pro Forma Results of Operations

(As if the Company acquired majority

ownership of the South African Hooters

restaurants on January 1, 2011)

	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011

Net revenues	$1,093,134	$2,492,182
Net earnings (loss)	$(163,757)	$107,465
Net earnings (loss) per share, basic and diluted	$(0.13)	$0.10

6

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2012 (Unaudited) and December 31, 2011

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$3,673,005	$151,928
Accounts receivable	41,667	103,982
Inventory	122,499	59,266
Due from related parties	110,676	76,591
Prepaid expenses	125,056	231,914
TOTAL CURRENT ASSETS	4,072,903	623,681
Property and equipment, net	3,102,917	2,508,823
Intangible assets, net	769,386	470,164
Investments at fair value	80,713	318,353
Other investments	2,077,176	1,579,677
Deposits and other assets	3,980	3,980
TOTAL ASSETS	$10,107,075	$5,504,678

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$7,722	$1,171,855
Convertible notes payable	-	1,625,000
Accounts payable	579,282	267,475
Accrued expenses	13,681	21,521
Other current liabilities	332,340	496,643
Income taxes payable	62,555	14,608
Due to related parties	27,485	30,204
TOTAL CURRENT LIABILITIES	1,023,065	3,627,306
Long-term debt, less current maturities	231,519	236,109
TOTAL LIABILITIES	1,254,584	3,863,415
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000 and 200,000,000 shares; issued 3,955,511 shares and 1,506,061; and outstanding 3,698,896 and 1,249,446 shares at June 30, 2012 and December 31, 2011, respectively	396	151
Additional paid in capital	16,509,226	6,459,656
Other comprehensive income (loss)	(194,446)	48,665
Non-controlling interest	398,037	1,692,019
Accumulated deficit	(7,334,302)	(6,032,808)
Less treasury stock, 256,615 shares at June 30, 2012 and December 31, 2011	(526,420)	(526,420)
TOTAL STOCKHOLDERS' EQUITY	8,852,491	1,641,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,107,075	$5,504,678

7

Chanticleer Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2012 and 2011

(Unaudited)

	2012	2011
Cash flows from operating activities:
Net earnings (loss)	$(1,301,494)	$(280)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Non-controlling interest	(6,824)	(977)
Depreciation and amortization	235,699	5,061
Bad debt expense	12,315	-
Equity in (earnings) loss of investments	43,886	(11,564)
(Gain) loss on sale of investments	-	(19,991)
Common stock issued for services	9,406	-
Amortization of warrants	72,063	-
(Increase) decrease in accounts receivable	50,000	(37,410)
(Increase) decrease in prepaid expenses and other assets	170,374	(30,482)
(Increase) decrease inventory	(63,233)	-
Increase (decrease) in accounts payable and accrued expenses	424,261	40,162
Increase (decrease) in income taxes payable	47,947	-
Increase (decrease) in deferred revenue and other liabilities	(70,802)	(1,750)
Advance from related parties for working capital	(63,202)	(36,805)
Net cash used by operating activities	(439,604)	(94,036)

Cash flows from investing activities:
Proceeds from sale of investments	-	190,325
Investment distribution	-	6,228
Purchase of investments	(933,948)	(160,471)
Franchise fees incurred	(312,674)	-
Purchase of property and equipment	(816,341)	-
Net cash provided (used) by investing activities	(2,062,963)	36,082

Cash flows from financing activities:
Proceeds for sale of common stock warrants, net	-	16,058
Proceeds for sale of common stock, net	7,051,464	-
Loan proceeds, debt and line of credit	2,915,000	-
Loan repayments, debt and line of credit	(3,939,098)	-
Loan repayments, bank note	(3,722)	(2,240)
Net cash provided by financing activities	6,023,644	13,818
Net increase (decrease) in cash and cash equivalents	3,521,077	(44,136)
Cash and cash equivalents, beginning of period	151,928	46,007
Cash and cash equivalents, end of period	$3,673,005	$1,871

8

RESTAURANT OPERATIONS

The following is a condensed unaudited statement of operations for our restaurant operations for the three and six months ended June 30, 2012, which currently consists of four Hooters locations in South Africa.

Three months ended June 30, 2012:

	(1)	(2)	(3)	(4)
	Durban	Johannesburg	CapeTown	Emperors Palace	Total Restaurants
	$294,293	$523,870	$162,341	$674,325	$1,654,829
Three months ended June 30, 2012:	109,940	187,338	62,942	246,001	606,221
Gross Profit	184,353	336,532	99,399	428,324	1,048,608

Recurring expenses:
Operating expenses	152,689	266,943	116,715	258,249	794,596
Interest expense	1,352	2,349	2,018	-	5,719
Depreciation and amortization	16,712	45,293	17,229	44,936	124,170
Income taxes	2,537	7,078	-	37,712	47,327
	173,290	321,663	135,962	340,897	971,812
Net income (loss) before non-recurring expenses	11,063	14,869	(36,563)	87,427	76,796
Bad debt expense	12,092	-	-	-	12,092
Pre-opening costs	-	-	-	-	-
Net income (loss)	$(1,029)	$14,869	$(36,563)	$87,427	64,704

Income from management company not absorbed above					1,901
Total South Africa restaurants					$66,605

Six months ended June 30, 2012:

	(1)	(2)	(3)	(4)
	Durban	Johannesburg	CapeTown	Emperors Palace	Total Restaurants
Revenues	$555,792	$1,016,539	$325,876	$1,105,609	$3,003,816
Cost of Sales	207,768	363,357	127,970	403,675	1,102,770
Gross Profit	348,024	653,182	197,906	701,934	1,901,046

Recurring expenses:
Operating expenses	301,855	530,173	235,818	409,957	1,477,803
Interest expense	2,692	4,764	4,129	-	11,585
Depreciation and amortization	33,424	90,586	34,458	71,542	230,010
Income taxes	4,014	7,078	-	40,051	51,143
	341,985	632,601	274,405	521,550	1,770,541
Net income (loss) before non-recurring expenses	6,039	20,581	(76,499)	180,384	130,505
Bad debt expense	12,092	-	-	-	12,092
Pre-opening costs	-	-	-	78,287	78,287
Net income (loss)	$(6,053)	$20,581	$(76,499)	$102,097	40,126

Loss from management company not absorbed above					(2,793)
Total South Africa restaurants					$37,333

(1) Durban location opened in December 2009.

(2) Johannesburg location opened in June 2010.

(3) CapeTown location opened in June 2011.

(4) Emperors Palace location opened mid-February 2012.

9

Reconciliation of South African operations EBITDA to net income (loss)

Unaudited

Three months ended June 30, 2012:

	(1)		(2)		(3)		(4)
	Durban	% of net revenues	Johannesburg	% of net revenues	CapeTown	% of net revenues	Emperors Palace	% of net revenues	Total Restaurants	% of net revenues
EBITDA	$19,572	6.7%	$69,589	13.3%	$(17,316)	-10.7%	$170,075	25.2%	$241,920	14.6%
Interest expense	(1,352)		(2,349)		(2,018)		-		(5,719)
Pre-opening costs	-		-		-		-		-
Depreciation and amortization	(16,712)		(45,293)		(17,229)		(44,936)		(124,170)
Income taxes	(2,537)		(7,078)		-		(37,712)		(47,327)
Net income (loss)	$(1,029)	-0.3%	$14,869	2.8%	$(36,563)	-22.5%	$87,427	13.0%	$64,704	3.9%
Income from management company not absorbed above									1,901
Total South Africa restaurants									$66,605	4.0%

Six months ended June 30, 2012:

	Durban	% of net revenues	Johannesburg	% of net revenues	CapeTown	% of net revenues	Emperors Palace	% of net revenues	Total Restaurants	% of net revenues
EBITDA	$34,077	6.1%	$123,009	12.1%	$(37,912)	-11.6%	$291,977	26.4%	$411,151	13.7%
Interest expense	(2,692)		(4,764)		(4,129)		-		(11,585)
Pre-opening costs	-		-		-		(78,287)		(78,287)
Depreciation and amortization	(33,424)		(90,586)		(34,458)		(71,542)		(230,010)
Income taxes	(4,014)		(7,078)		-		(40,051)		(51,143)
Net income (loss)	$(6,053)	-1.1%	$20,581	2.0%	$(76,499)	-23.5%	$102,097	9.2%	$40,126	1.3%
Loss from management company not absorbed above									(2,793)
									$37,333	1.2%

(1) Durban location opened in December 2009.

(2) Johannesburg location opened in June 2010.

(3) CapeTown location opened in June 2011.

(4) Emperors Palace location opened mid-February 2012.

For Additional Information, Please Contact:

Company Contact:

Shannon DiGennaro, V.P. Investor Relations

Phone: 704.941.0959

sd@chanticleerholdings.com

Investor Contact:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

10